Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh
Chief Financial Officer
T: (626) 768-6360
E: irene.oh@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER OF 2023
OF $322 MILLION AND DILUTED EARNINGS PER SHARE OF $2.27, UP 37% YEAR-OVER-YEAR

Pasadena, California – April 20, 2023 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the first quarter of 2023. First quarter 2023 net income was $322.4 million, or $2.27 per diluted share, up from $237.7 million, or $1.66 per diluted share in the prior year period. Year-over-year, earnings per share increased 37%. Total loans reached a record $48.9 billion as of March 31, 2023.

“East West’s ability to consistently generate industry-leading profitability while maintaining above peer capital ratios are strengths in any business cycle. East West continued to deliver in the first quarter, despite the banking industry and market disruption that occurred in mid-March,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the first quarter of 2023, we earned industry-leading returns of 2.0% on average assets and 22.9% on average tangible common equity1. Net interest margin was a healthy 3.96%, asset quality continued to be excellent with net charge-offs of 0.01% annualized. With our strong earnings, all capital ratios expanded, and our total capital ratio increased to 14.5%.”

“Our balance sheet positions us to excel. Our loan portfolio is granular and well-diversified without significant concentration in any industry or sector. We have a strong, granular deposit franchise with over 550,000 deposit accounts spanning consumer, small business, non-profit and corporate customers. Our capital and liquidity are strong. We are steadfast in our positive outlook for East West’s performance,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Quarter Ended	Quarter Ended	Year-over-Year Change
($ in millions, except per share data)	March 31, 2023	March 31, 2022	$	%

Total Loans	$48,925	$43,491	$5,434	12.5%
Total Deposits	54,737	54,938	(201)	(0.4)
Total Revenue	$660	$495	$164	33%
Adj. Pre-tax, Pre-provision Income[2]	466	320	145	45
Net Income	322	238	85	36
Adj. Net Income[2]	330	238	92	39
Diluted Earnings per Share	$2.27	$1.66	$0.61	37%
Adj. Diluted Earnings per Share[2]	$2.32	$1.66	$0.66	40%
Return on Average Assets	2.01%	1.56%	+45 bps
Return on Average Common Equity	21.15%	16.50%	+465 bps
Return on Avg. Tang. Common Equity[1]	22.94%	18.00%	+494 bps

[1] Return on average-tangible common equity is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.
[2] Adjusted pre-tax, pre-provision income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Tables 10 and 12.

BALANCE SHEET

•Total Assets – Total assets reached a record $67.2 billion as of March 31, 2023, an increase of $3.1 billion, or 5%, from $64.1 billion as of December 31, 2022.

First quarter 2023 average interest-earning assets of $61.5 billion were up $1.1 billion, or 2%, from $60.4 billion in the fourth quarter of 2022. Quarter-over-quarter, average loans grew $542.7 million and average interest-bearing cash and deposits with banks increased $465.9 million.

•Strong Capital Levels – As of March 31, 2023, stockholders’ equity was $6.3 billion, or $44.62 per share, up 5% quarter-over-quarter. The stockholders’ equity to assets ratio was 9.38% as of March 31, 2023, an increase of five basis points quarter-over-quarter.

As of March 31, 2023, tangible book value3 per share was $41.28, up 6% quarter-over-quarter. The tangible common equity ratio3 was 8.74%, an increase of eight basis points quarter-over-quarter.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, as well as above regional and national bank averages. The common equity tier 1 (“CET1”) capital ratio increased to 13.06%, and the total risk-based capital ratio increased to 14.50%, as of March 31, 2023.

•Total Loans – Total loans reached a record $48.9 billion as of March 31, 2023, an increase of $696.8 million, or 1%, from $48.2 billion as of December 31, 2022. Year-over-year, total loans grew $5.4 billion, or 12%, from $43.5 billion as of March 31, 2022.

First quarter 2023 average loans of $48.1 billion grew $542.7 million, or 1%, from the fourth quarter of 2022. Average growth in residential mortgage and commercial real estate loans was partially offset by a modest decrease in average commercial & industrial loans.

•Total Deposits – Total deposits were $54.7 billion as of March 31, 2023, a decrease of $1.2 billion, or 2%, from $56.0 billion as of December 31, 2022. Year-over-year, deposits declined $201.0 million, or 0.4%, from $54.9 billion as of March 31, 2022. Noninterest-bearing deposits made up 33% of our total deposits as of March 31, 2023.

First quarter 2023 average deposits of $55.0 billion were essentially unchanged from the fourth quarter of 2022. During the first quarter, time deposits grew due to a successful branch-based CD campaign for the Lunar New Year. This was offset by declines in other deposit categories, which reflected customers seeking higher yields in a rising interest rate environment and the banking industry disruption in mid-March.

As of March 31, 2023, East West Bank’s domestic deposits were $52.5 billion, of which insured or otherwise collateralized deposits were estimated at $29.6 billion. East West Bank’s domestic uninsured deposit ratio improved to 44% as of March 31, 2023, compared to 50% as of December 31, 2022. Since the industry disruption in mid-March, the Company has worked with customers to expand their FDIC insurance coverage, primarily through the utilization of fully insured sweep programs. East West’s borrowing capacity, cash and cash equivalents well exceed our uninsured deposit balances.

•Conservative Liquidity Management – Cash and cash equivalents increased 70% to $5.9 billion as of March 31, 2023, up from $3.5 billion as of December 31, 2022. This increase in on-balance sheet liquidity was in response to the recent volatility in the banking industry and reflects East West’s conservative liquidity management practices. The increase in cash and cash equivalents was primarily funded with borrowings from the Bank Term Funding Program (“BTFP”) totaling $4.5 billion at a rate of 4.37% as of March 31, 2023.

As of March 31, 2023, East West Bank’s borrowing capacity, plus cash and cash equivalents was $30.6 billion, equivalent to 134% of total uninsured and uncollateralized deposits of $22.8 billion. As of December 31, 2022, borrowing capacity, plus cash and cash equivalents was $26.4 billion, equivalent to 99% of total uninsured and uncollateralized deposits.

[3] Tangible book value and the tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.

OPERATING RESULTS

First Quarter Earnings – First quarter 2023 net income was $322.4 million, a decrease of 4% from $336.8 million for the fourth quarter of 2022, and an increase of 36% from $237.7 million for the first quarter of 2022. First quarter 2023 diluted earnings per share (“EPS”) were $2.27, a decrease of 4% from $2.37 per diluted share for the fourth quarter of 2022, and an increase of 37% from $1.66 per diluted share for the year-ago quarter.

First quarter 2023 adjusted net income4 was $329.5 million, and adjusted diluted EPS4 was $2.32, a decrease of 2% quarter-over-quarter for both metrics. Noninterest income in the first quarter of 2023 included a $10.0 million (before tax) impairment loss on a subordinated debt security of a failed bank, which was $7.1 million after tax, or $0.05 per share.

First Quarter 2023 Compared to Fourth Quarter 2022

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $599.9 million, a decrease of 1% from $605.5 million. Net interest margin (“NIM”) of 3.96% declined two basis points from 3.98%.
•The change in NII reflects day count in the first quarter (90 days) compared with the fourth quarter (92 days). Equalizing for day count, the 2% of quarter-over-quarter average earning asset growth more than offsets the two basis points of NIM contraction.
•The change in NIM was primarily driven by a higher cost of interest-bearing deposits and changes in the deposit mix in favor of higher-cost deposits, partially offset by expanding earning asset yields.
•The average loan yield was 6.14%, up 55 basis points from the fourth quarter. The average interest-earning asset yield was 5.51%, up 51 basis points from the fourth quarter.
•The average cost of funds was 1.69%, up 58 basis points from the fourth quarter. The average cost of deposits was 1.60%, up 54 basis points.
•The changes in yields and rates reflected rising benchmark interest rates.

Noninterest Income
Noninterest income totaled $60.0 million in the first quarter, a decrease of $4.9 million, or 8%, from $64.9 million in the fourth quarter.
•Fee income and net gains on sales of loans were $66.3 million, up slightly from $66.0 million in the fourth quarter, reflecting higher lending and wealth management fees. The quarterly change in foreign exchange (“FX”) income reflected higher customer-driven FX fee income that was more than offset by an unfavorable change in mark-to-market adjustments on FX positions.
•Interest rate contracts and other derivative income was $2.6 million in the first quarter, compared with a loss of $0.6 million in the fourth quarter. The change reflected both growth in customer-driven revenue and a favorable change in mark-to-market adjustments.

Noninterest Expense
Noninterest expense totaled $218.4 million in the first quarter, compared with $257.1 million in the fourth quarter. First quarter noninterest expense consisted of $204.0 million of adjusted noninterest expense5, $10.1 million in amortization of tax credit and other investments, $0.4 million in amortization of core deposit intangibles, and $3.9 million in repurchase agreements’ extinguishment cost.
•Adjusted noninterest expense of $204.0 million increased $11.9 million, or 6%, from $192.1 million in the fourth quarter. The linked quarter change primarily reflected seasonal first quarter increase in compensation and employee benefits expense, and higher deposit insurance premiums and regulatory assessments.
•In the first quarter of 2023, the Company prepaid $300 million of repurchase agreement funding, which had carried a rate of 6.74%.
•Amortization of tax credit and other investments totaled $10.0 million in the first quarter, compared with $64.6 million in the fourth quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments primarily reflects the impact of investments that close in a given period.
•The efficiency ratio was 33.1% in the first quarter, compared with 38.3% in the fourth quarter and the adjusted efficiency ratio4 was 30.5% in the first quarter, compared with 28.7% in the fourth quarter.

[4] Adjusted net income and adjusted EPS are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.
[5] Adjusted noninterest expense and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 10.

TAX RELATED ITEMS

First quarter 2023 income tax expense was $99.0 million, and the effective tax rate was 23.5%. The effective tax rate for the full year 2022 was 20.1%.

ASSET QUALITY

The asset quality of our loan portfolio continues to be excellent. First quarter 2023 provision for credit losses was $20.0 million, compared with $25.0 million in fourth quarter 2022.
•The allowance for loan losses increased to $619.9 million, or 1.27% of loans held-for-investment (“HFI”), as of March 31, 2023, compared with $595.6 million, or 1.24% of loans HFI, as of December 31, 2022.
•First quarter 2023 net charge-offs were $0.6 million or annualized 0.01% of average loans HFI, down from net charge-offs of $10.1 million, or annualized 0.08% of average loans HFI, for the fourth quarter of 2022.
•The nonperforming assets ratio improved to 0.14% of total assets as of March 31, 2023, down from 0.16% as of December 31, 2022. Nonperforming assets decreased $6.4 million, or 6%, quarter-over-quarter to $93.4 million as of March 31, 2023, down from $99.8 million as of December 31, 2022.
•The criticized loans ratio increased one basis point quarter-over-quarter to 1.87% of loans HFI as of March 31, 2023, compared with 1.86% as of December 31, 2022. Criticized loans increased $18.1 million, or 2%, quarter-over-quarter to $914.1 million as of March 31, 2023, compared with $896.0 million as of December 31, 2022.

CAPITAL STRENGTH

Capital levels for East West are strong and all capital ratios expanded quarter-over-quarter and year-over-year. The following table presents the regulatory capital metrics as of March 31, 2023, December 31, 2022 and March 31, 2022.

EWBC Capital
($ in millions)	March 31, 2023 (a)	December 31, 2022 (a)	March 31, 2022 (a)
Risk-Weighted Assets (“RWA”) (b)	$50,227	$50,037	$45,432
Risk-based capital ratios:
CET1 capital ratio	13.06%	12.68%	12.55%
Tier 1 capital ratio	13.06%	12.68%	12.55%
Total capital ratio	14.50%	14.00%	13.88%
Leverage ratio	10.02%	9.80%	9.26%
Tangible common equity ratio (c)	8.74%	8.66%	8.47%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its March 31, 2023, December 31, 2022 and March 31, 2022 regulatory capital ratios. The Company’s March 31, 2023 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2023 dividends for the Company’s common stock. The common stock cash dividend of $0.48 per share is payable on May 15, 2023, to stockholders of record on May 1, 2023.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $254 million remains available. East West did not repurchase any shares during the first quarter of 2023.

Conference Call
East West will host a conference call to discuss first quarter 2023 earnings with the public on Thursday, April 20, 2023, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2023 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on April 20, 2023, at 11:30 a.m. PT/2:30 p.m. ET through May 20, 2023. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 6046956.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $67.2 billion. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 120 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses; changes in local, regional and global business, economic and political conditions and geopolitical events, such as Russia’s invasion of Ukraine; the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the SEC, the Consumer Financial Protection Bureau, the California Department of Financial Protection and Innovation — Division of Financial Institutions, the China Banking and Insurance Regulatory Commission, the Hong Kong Monetary Authority, the Hong Kong Securities and Futures Commission, and the Monetary Authority of Singapore; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the soundness of other financial institutions; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; the impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S. including the transition away from the U.S. dollar (“USD”) London Interbank Offered Rate (“LIBOR”) to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts, hurricanes, flooding and earthquakes or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2023 % or Basis Point Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$760,317	$534,980	$571,571	42.1%		33.0%
Interest-bearing cash with banks	5,173,877	2,946,804	3,277,129	75.6		57.9
Cash and cash equivalents	5,934,194	3,481,784	3,848,700	70.4		54.2
Interest-bearing deposits with banks	10,249	139,021	816,125	(92.6)		(98.7)
Assets purchased under resale agreements (“resale agreements”)	654,288	792,192	1,956,822	(17.4)		(66.6)
Available-for-sale (“AFS”) debt securities (amortized cost of $7,072,240, $6,879,225 and $7,091,581)	6,300,868	6,034,993	6,729,431	4.4		(6.4)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of 2,502,674, $2,455,171 and $2,815,968)	2,993,421	3,001,868	2,997,702	(0.3)		(0.1)
Loans held-for-sale (“HFS”)	6,861	25,644	631	(73.2)		NM
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $619,893, $595,645 and $545,685)	48,298,155	47,606,785	42,944,997	1.5		12.5
Investments in qualified affordable housing partnerships, tax credit and other investments, net	741,354	763,256	607,985	(2.9)		21.9
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	103,114	103,681	102,491	(0.5)		0.6
Other assets	1,736,697	1,697,229	1,770,875	2.3		(1.9)
Total assets	$67,244,898	$64,112,150	$62,241,456	4.9%		8.0%

Liabilities and Stockholders’ Equity
Deposits	$54,737,402	$55,967,849	$54,938,361	(2.2)%		(0.4)%
Short-term borrowings	4,500,000	—	—	100.0		100.0
FHLB advances	—	—	74,619	—		(100.0)
Assets sold under repurchase agreements (“repurchase agreements”)	—	300,000	300,000	(100.0)		(100.0)
Long-term debt and finance lease liabilities	152,467	152,400	152,227	0.0		0.2
Operating lease liabilities	112,676	111,931	109,656	0.7		2.8
Accrued expenses and other liabilities	1,433,022	1,595,358	963,137	(10.2)		48.8
Total liabilities	60,935,567	58,127,538	56,538,000	4.8		7.8
Stockholders’ equity	6,309,331	5,984,612	5,703,456	5.4		10.6
Total liabilities and stockholders’ equity	$67,244,898	$64,112,150	$62,241,456	4.9%		8.0%

Book value per share	$44.62	$42.46	$40.09	5.1%		11.3%
Tangible book value (1) per share	$41.28	$39.10	$36.76	5.6		12.3
Number of common shares at period-end	141,396	140,948	142,257	0.3		(0.6)
Total stockholders’ equity to assets ratio	9.38%	9.33%	9.16%	5	bps	22	bps
Tangible common equity (“TCE”) ratio (1)	8.74%	8.66%	8.47%	8	bps	27	bps

NM - Not meaningful.
(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2023 % Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$15,641,840	$15,711,095	$14,838,134	(0.4)%	5.4%
Commercial real estate (“CRE”):
CRE	14,019,136	13,857,870	12,636,787	1.2	10.9
Multifamily residential	4,682,280	4,573,068	3,894,463	2.4	20.2
Construction and land	731,394	638,420	443,836	14.6	64.8
Total CRE	19,432,810	19,069,358	16,975,086	1.9	14.5
Consumer:
Residential mortgage:
Single-family residential	11,786,998	11,223,027	9,283,429	5.0	27.0
Home equity lines of credit (“HELOCs”)	1,988,881	2,122,655	2,266,634	(6.3)	(12.3)
Total residential mortgage	13,775,879	13,345,682	11,550,063	3.2	19.3
Other consumer	67,519	76,295	127,399	(11.5)	(47.0)
Total loans HFI (1)	48,918,048	48,202,430	43,490,682	1.5	12.5
Loans HFS	6,861	25,644	631	(73.2)	NM
Total loans (1)	48,924,909	48,228,074	43,491,313	1.4	12.5
Allowance for loan losses	(619,893)	(595,645)	(545,685)	4.1	13.6
Net loans (1)	$48,305,016	$47,632,429	$42,945,628	1.4	12.5

Deposits:
Noninterest-bearing demand	$18,327,320	$21,051,090	$24,927,768	(12.9)%	(26.5)%
Interest-bearing checking	8,742,580	6,672,165	6,774,826	31.0	29.0
Money market	9,293,114	12,265,024	12,108,432	(24.2)	(23.3)
Savings	2,280,562	2,649,037	2,897,248	(13.9)	(21.3)
Time deposits	16,093,826	13,330,533	8,230,087	20.7	95.5
Total deposits	$54,737,402	$55,967,849	$54,938,361	(2.2)%	(0.4)%

NM - Not meaningful.
(1)Includes $(75.4) million, $(70.4) million and $(42.7) million of net deferred loan fees and net unamortized premiums as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2023 % Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$835,506	$761,212	$432,029	9.8%	93.4%
Interest expense	235,645	155,705	16,416	51.3	NM
Net interest income before provision for credit losses	599,861	605,507	415,613	(0.9)	44.3
Provision for credit losses	20,000	25,000	8,000	(20.0)	150.0
Net interest income after provision for credit losses	579,861	580,507	407,613	(0.1)	42.3
Noninterest income	59,978	64,927	79,743	(7.6)	(24.8)
Noninterest expense	218,447	257,110	189,450	(15.0)	15.3
Income before income taxes	421,392	388,324	297,906	8.5	41.5
Income tax expense	98,953	51,561	60,254	91.9	64.2
Net income	$322,439	$336,763	$237,652	(4.3)%	35.7%
Earnings per share (“EPS”)
- Basic	$2.28	$2.39	$1.67	(4.4)%	36.6%
- Diluted	$2.27	$2.37	$1.66	(4.1)	36.9
Weighted-average number of shares outstanding
- Basic	141,112	140,947	142,025	0.1%	(0.6)%
- Diluted	141,913	142,138	143,223	(0.2)	(0.9)

	Three Months Ended			March 31, 2023 % Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,586	$19,339	$19,438	6.4%	5.9%
Deposit account fees	21,703	22,112	20,315	(1.8)	6.8
Interest rate contracts and other derivative income (loss)	2,564	(638)	11,133	NM	(77.0)
Foreign exchange income	12,660	14,015	12,699	(9.7)	(0.3)
Wealth management fees	6,304	6,071	6,052	3.8	4.2
Net (losses) gains on sales of loans	(22)	443	2,922	NM	NM
Net realized (losses) gains on AFS debt securities	(10,000)	—	1,278	NM	NM
Other investment income	1,921	1,127	1,627	70.5	18.1
Other income	4,262	2,458	4,279	73.4	(0.4)
Total noninterest income	$59,978	$64,927	$79,743	(7.6)%	(24.8)%
Noninterest expense:
Compensation and employee benefits	$129,654	$120,422	$116,269	7.7%	11.5%
Occupancy and equipment expense	15,587	15,648	15,464	(0.4)	0.8
Deposit insurance premiums and regulatory assessments	7,910	4,930	4,717	60.4	67.7
Deposit account expense	9,609	8,437	4,693	13.9	104.8
Data processing	3,347	3,641	3,665	(8.1)	(8.7)
Computer software expense	7,360	7,504	7,294	(1.9)	0.9
Other operating expense	30,998	31,923	23,448	(2.9)	32.2
Amortization of tax credit and other investments	10,110	64,605	13,900	(84.4)	(27.3)
Repurchase agreements’ extinguishment cost	3,872	—	—	100.0	100.0
Total noninterest expense	$218,447	$257,110	$189,450	(15.0)%	15.3%

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2023 % Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$15,400,996	$15,496,386	$14,271,902	(0.6)%	7.9%
CRE:
CRE	13,932,758	13,699,042	12,279,365	1.7	13.5
Multifamily residential	4,600,094	4,604,628	3,749,571	(0.1)	22.7
Construction and land	675,047	591,962	392,923	14.0	71.8
Total CRE	19,207,899	18,895,632	16,421,859	1.7	17.0
Consumer:
Residential mortgage:
Single-family residential	11,417,477	10,988,102	9,111,188	3.9	25.3
HELOCs	2,050,778	2,145,416	2,183,080	(4.4)	(6.1)
Total residential mortgage	13,468,255	13,133,518	11,294,268	2.5	19.2
Other consumer	72,687	81,596	124,389	(10.9)	(41.6)
Total loans (1)	$48,149,837	$47,607,132	$42,112,418	1.1%	14.3%

Interest-earning assets	$61,483,533	$60,376,151	$58,692,366	1.8%	4.8%
Total assets	$65,113,604	$64,252,730	$61,758,048	1.3%	5.4%

Deposits:
Noninterest-bearing demand	$19,709,980	$21,419,290	$23,432,746	(8.0)%	(15.9)%
Interest-bearing checking	6,493,865	6,543,349	6,648,065	(0.8)	(2.3)
Money market	11,260,715	12,197,782	12,913,336	(7.7)	(12.8)
Savings	2,436,587	2,747,166	2,930,309	(11.3)	(16.8)
Time deposits	15,052,762	12,076,193	8,100,890	24.6	85.8
Total deposits	$54,953,909	$54,983,780	$54,025,346	(0.1)%	1.7%

Interest-bearing liabilities	$36,814,685	$34,372,853	$31,218,479	7.1%	17.9%
Stockholders’ equity	$6,183,324	$5,834,623	$5,842,615	6.0%	5.8%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2023			December 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,449,626	$35,647	4.19%	$2,983,726	$23,986	3.19%
Resale agreements	688,778	4,503	2.65%	833,170	6,062	2.89%
AFS debt securities	6,108,825	53,197	3.53%	5,869,336	46,224	3.12%
HTM debt securities	2,995,677	12,734	1.72%	3,004,412	12,747	1.68%
Loans (2)	48,149,837	728,386	6.14%	47,607,132	671,323	5.59%
FHLB and FRB stock	90,790	1,039	4.64%	78,375	870	4.40%
Total interest-earning assets	61,483,533	835,506	5.51%	60,376,151	761,212	5.00%

Noninterest-earning assets:
Cash and due from banks	621,104			640,509
Allowance for loan losses	(602,754)			(583,271)
Other assets	3,611,721			3,819,341
Total assets	$65,113,604			$64,252,730

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,493,865	$23,174	1.45%	$6,543,349	$16,735	1.01%
Money market deposits	11,260,715	76,102	2.74%	12,197,782	62,246	2.02%
Savings deposits	2,436,587	3,669	0.61%	2,747,166	2,714	0.39%
Time deposits	15,052,762	113,849	3.07%	12,076,193	65,772	2.16%
Federal funds purchased and other short-term borrowings	811,551	8,825	4.41%	47,142	374	3.15%
FHLB advances	500,000	6,430	5.22%	40,178	225	2.22%
Repurchase agreements	106,785	1,052	4.00%	568,520	5,507	3.84%
Long-term debt and finance lease liabilities	152,420	2,544	6.77%	152,523	2,132	5.55%
Total interest-bearing liabilities	36,814,685	235,645	2.60%	34,372,853	155,705	1.80%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	19,709,980			21,419,290
Accrued expenses and other liabilities	2,405,615			2,625,964
Stockholders’ equity	6,183,324			5,834,623
Total liabilities and stockholders’ equity	$65,113,604			$64,252,730

Interest rate spread			2.91%			3.20%
Net interest income and net interest margin		$599,861	3.96%		$605,507	3.98%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2023			March 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,449,626	$35,647	4.19%	$4,466,012	$3,260	0.30%
Resale agreements	688,778	4,503	2.65%	2,097,998	8,383	1.62%
AFS debt securities	6,108,825	53,197	3.53%	7,969,795	34,469	1.75%
HTM debt securities	2,995,677	12,734	1.72%	1,968,568	8,198	1.69%
Loans (2)	48,149,837	728,386	6.14%	42,112,418	377,110	3.63%
FHLB and FRB stock	90,790	1,039	4.64%	77,575	609	3.18%
Total interest-earning assets	61,483,533	835,506	5.51%	58,692,366	432,029	2.99%

Noninterest-earning assets:
Cash and due from banks	621,104			641,882
Allowance for loan losses	(602,754)			(543,345)
Other assets	3,611,721			2,967,145
Total assets	$65,113,604			$61,758,048

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,493,865	$23,174	1.45%	$6,648,065	$1,402	0.09%
Money market deposits	11,260,715	76,102	2.74%	12,913,336	3,203	0.10%
Savings deposits	2,436,587	3,669	0.61%	2,930,309	1,704	0.24%
Time deposits	15,052,762	113,849	3.07%	8,100,890	6,680	0.33%
Federal funds purchased and other short-term borrowings	811,551	8,825	4.41%	1,866	9	1.96%
FHLB advances	500,000	6,430	5.22%	160,018	578	1.46%
Repurchase agreements	106,785	1,052	4.00%	311,984	2,016	2.62%
Long-term debt and finance lease liabilities	152,420	2,544	6.77%	152,011	824	2.20%
Total interest-bearing liabilities	36,814,685	235,645	2.60%	31,218,479	16,416	0.21%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	19,709,980			23,432,746
Accrued expenses and other liabilities	2,405,615			1,264,208
Stockholders’ equity	6,183,324			5,842,615
Total liabilities and stockholders’ equity	$65,113,604			$61,758,048

Interest rate spread			2.91%			2.78%
Net interest income and net interest margin		$599,861	3.96%		$415,613	2.87%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2023 Basis Point Change
	March 31, 2023	December 31, 2022	March 31, 2022	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	2.01%	2.08%	1.56%	(7)	bps	45	bps
Adjusted return on average assets (2)	2.05%	2.08%	1.56%	(3)		49
Return on average common equity	21.15%	22.90%	16.50%	(175)		465
Adjusted return on average common equity (2)	21.61%	22.90%	16.50%	(129)		511
Return on average TCE (3)	22.94%	24.96%	18.00%	(202)		494
Adjusted return on average TCE (3)	23.44%	24.96%	18.00%	(152)		544
Interest rate spread	2.91%	3.20%	2.78%	(29)		13
Net interest margin	3.96%	3.98%	2.87%	(2)		109
Average loan yield	6.14%	5.59%	3.63%	55		251
Yield on average interest-earning assets	5.51%	5.00%	2.99%	51		252
Average cost of interest-bearing deposits	2.49%	1.74%	0.17%	75		232
Average cost of deposits	1.60%	1.06%	0.10%	54		150
Average cost of funds	1.69%	1.11%	0.12%	58		157
Adjusted pre-tax, pre-provision profitability ratio (4)	2.90%	2.95%	2.10%	(5)		80
Adjusted noninterest expense/average assets (4)	1.27%	1.19%	1.15%	8		12
Efficiency ratio	33.11%	38.35%	38.25%	(524)		(514)
Adjusted efficiency ratio (4)	30.46%	28.66%	35.34%	180	bps	(488)	bps

(1)Annualized except for efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.
(4)Adjusted pre-tax, pre-provision profitability ratio, adjusted noninterest expense/average assets and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 10.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
(Reversal of) provision for credit losses on loans	(a)	(678)	6,021	13,022	155	18,520
Gross charge-offs		(1,900)	(6)	(91)	(40)	(2,037)
Gross recoveries		1,211	211	6	—	1,428
Total net (charge-offs) recoveries		(689)	205	(85)	(40)	(609)
Foreign currency translation adjustment		309	—	—	—	309
Allowance for loan losses, March 31, 2023		$376,325	$188,915	$52,978	$1,675	$619,893

		Three Months Ended December 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517
(Reversal of) provision for credit losses on loans	(a)	(263)	13,790	9,363	(118)	22,772
Gross charge-offs		(416)	(10,804)	—	(16)	(11,236)
Gross recoveries		136	873	89	—	1,098
Total (charge-offs) net recoveries		(280)	(9,931)	89	(16)	(10,138)
Foreign currency translation adjustment		494	—	—	—	494
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645

		Three Months Ended March 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for credit losses on loans	(a)	9,262	1,658	1,225	107	12,252
Gross charge-offs		(11,188)	(399)	—	(46)	(11,633)
Gross recoveries		3,002	229	138	—	3,369
Total net (charge-offs) recoveries		(8,186)	(170)	138	(46)	(8,264)
Foreign currency translation adjustment		118	—	—	—	118
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)

		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$26,264	$24,041	$27,514
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	1,480	2,228	(4,252)
Foreign currency translation adjustment		(3)	(5)	—
Allowance for unfunded credit commitments, end of period (1)		$27,741	$26,264	$23,262

Provision for credit losses	(a)+(b)	$20,000	$25,000	$8,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2023	December 31, 2022	March 31, 2022
Special mention loans	$461,356	$468,471	$402,704
Classified loans	452,715	427,509	430,633
Total criticized loans (1)	$914,071	$895,980	$833,337

Nonperforming Assets	March 31, 2023	December 31, 2022	March 31, 2022
Nonaccrual loans:
Commercial:
C&I	$43,747	$50,428	$51,773
Total CRE	19,427	23,413	9,827
Consumer:
Total residential mortgage	29,585	25,586	23,197
Other consumer	366	99	37
Total nonaccrual loans	93,125	99,526	84,834
Other real estate owned, net	270	270	—
Other nonperforming assets	—	—	9,548
Total nonperforming assets	$93,395	$99,796	$94,382

Credit Quality Ratios	March 31, 2023	December 31, 2022	March 31, 2022
Annualized quarterly net charge-offs to average loans HFI	0.01%	0.08%	0.08%
Special mention loans to loans HFI	0.94%	0.97%	0.93%
Classified loans to loans HFI	0.93%	0.89%	0.99%
Criticized loans to loans HFI	1.87%	1.86%	1.92%
Nonperforming assets to total assets	0.14%	0.16%	0.15%
Nonaccrual loans to loans HFI	0.19%	0.21%	0.20%
Allowance for loan losses to loans HFI	1.27%	1.24%	1.25%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents total adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue excludes the write-off of an AFS debt security. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the repurchase agreements’ extinguishment cost. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
Net interest income before provision for credit losses	(a)	$599,861	$605,507	$415,613
Total noninterest income		59,978	64,927	79,743
Total revenue	(b)	$659,839	$670,434	$495,356
Noninterest income		59,978	64,927	79,743
Add: Write-off of AFS debt security		10,000	—	—
Adjusted noninterest income	(c)	69,978	64,927	79,743
Adjusted revenue	(a)+(c) = (d)	$669,839	$670,434	$495,356

Total noninterest expense	(e)	$218,447	$257,110	$189,450
Less: Amortization of tax credit and other investments		(10,110)	(64,605)	(13,900)
Amortization of core deposit intangibles		(441)	(381)	(511)
Repurchase agreements’ extinguishment cost		(3,872)	—	—
Adjusted noninterest expense	(f)	$204,024	$192,124	$175,039
Efficiency ratio	(e)/(b)	33.11%	38.35%	38.25%
Adjusted efficiency ratio	(f)/(d)	30.46%	28.66%	35.34%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$465,815	$478,310	$320,317
Average total assets	(h)	$65,113,604	$64,252,730	$61,758,048
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.90%	2.95%	2.10%
Adjusted noninterest expense/average assets (1)	(f)/(h)	1.27%	1.19%	1.15%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. TCE and TCE ratio are non-GAAP financial measures. TCE and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2023	December 31, 2022	March 31, 2022
Stockholders’ equity	(a)	$6,309,331	$5,984,612	$5,703,456
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(7,201)	(7,998)	(9,044)
TCE	(b)	$5,836,433	$5,510,917	$5,228,715

Total assets	(c)	$67,244,898	$64,112,150	$62,241,456
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(7,201)	(7,998)	(9,044)
Tangible assets	(d)	$66,772,000	$63,638,455	$61,766,715
Total stockholders’ equity to assets ratio	(a)/(c)	9.38%	9.33%	9.16%
TCE ratio	(b)/(d)	8.74%	8.66%	8.47%

Return on average TCE represents tangible net income divided by average TCE. Adjusted return on average TCE represents adjusted tangible net income divided by average TCE. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments and the write-off of an AFS debt security. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
Net income	(e)	$322,439	$336,763	$237,652
Add: Amortization of core deposit intangibles		441	381	511
Amortization of mortgage servicing assets		356	329	392
Tax effect of amortization adjustments (2)		(233)	(209)	(260)
Tangible net income	(f)	$323,003	$337,264	$238,295
Add: Write-off of AFS debt security		10,000	—	—
Tax effect of write-off (2)		(2,929)	—	—
Adjusted tangible net income	(g)	$330,074	$337,264	$238,295

Average stockholders’ equity	(h)	$6,183,324	$5,834,623	$5,842,615
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(7,696)	(8,378)	(9,207)
Average TCE	(i)	$5,709,931	$5,360,548	$5,367,711
Return on average common equity (3)	(e)/(h)	21.15%	22.90%	16.50%
Return on average TCE (3)	(f)/(i)	22.94%	24.96%	18.00%
Adjusted return on average TCE (3)	(g)/(i)	23.44%	24.96%	18.00%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.29%, 29.37% and 28.77% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the first quarter of 2023, the Company recorded a $10.0 million pre-tax impairment write-off of an AFS debt security. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average common equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
Net income	(a)	$322,439	$336,763	$237,652
Add: Write-off of AFS debt security		10,000	—	—
Tax effect of write-off (1)		(2,929)	—	—
Adjusted net income	(b)	$329,510	$336,763	$237,652

Diluted weighted-average number of shares outstanding		141,913	142,138	143,223
Diluted EPS		$2.27	$2.37	$1.66
Add: Write-off of AFS debt security		0.05	—	—
Adjusted diluted EPS		$2.32	$2.37	$1.66

Average total assets	(c)	$65,113,604	$64,252,730	$61,758,048
Average stockholders’ equity	(d)	$6,183,324	$5,834,623	$5,842,615
Return on average assets (2)	(a)/(c)	2.01%	2.08%	1.56%
Adjusted return on average assets (2)	(b)/(c)	2.05%	2.08%	1.56%
Return on average common equity (2)	(a)/(d)	21.15%	22.90%	16.50%
Adjusted return on average common equity (2)	(b)/(d)	21.61%	22.90%	16.50%

(1)Applied statutory tax rate of 29.29% for the three months ended March 31, 2023.
(2)Annualized.